================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2005

                              IMMUNICON CORPORATION
               ---------------------------------------------------
               (Exact name of registrant specified in its charter)

             DELAWARE                  000-50677           23-2269490
  -------------------------------     ------------      ------------------
          (State or other             (Commission       (I.R.S. Employer
   jurisdiction of incorporation)     File Number)      Identification No.)

        3401 Masons Mill Rd., Suite 100,
        Huntingdon Valley, Pennsylvania                    19006
     ----------------------------------------            ----------
     (Address of principal executive offices)            (Zip Code)

Registrant's telephone, including area code:  (215) 830-0777

                                 NOT APPLICABLE.
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)

================================================================================

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On April 25, 2005, Immunicon Corporation issued a press release announcing that its Board of Directors has elected Byron D. Hewett as President and Chief Operating Officer reporting to Chairman and Chief Executive Officer Edward L. Erickson. Mr. Hewett had previously served as the Company's COO and General Manager, Cancer Products since 2004. Concurrently, Mr. Erickson has notified the Board of his intention to step down as CEO on March 31, 2006. The Nominating and Governance Committee and the Board as a whole continue to plan, direct and oversee the Company's succession process.

     Byron D. Hewett, age 49, joined Immunicon in October 2004 and brings more than 20 years experience in healthcare and life science general management, strategy formulation, business development and sales and marketing with firms including Abbott Laboratories, Bayer Diagnostics, Chiron Diagnostics and Qiagen, Inc. Prior to joining Immunicon, Hewett served most recently from April 2002 until June 2004 as Senior Vice President of Sales and Marketing and General Manager, North America for Qiagen, Inc. where he led commercial North American operations with a staff of 250. His management responsibilities included oversight of sales, marketing, finance, human resources, IT, training, and field, customer and technical service for the US and Canada. Prior to Qiagen, Hewett was Vice President of Worldwide Marketing in the laboratory testing segment for Bayer Diagnostics (previously Chiron Diagnostics) from June 2000 to March 2002 where he was responsible for strategy and marketing of Bayer's global immunochemistry, hematology, clinical chemistry, high volume urine chemistry, laboratory automation and information and consulting businesses. He had previously served as President of the U.S. commercial operations unit for Bayer January 1998 to December 1998 and as a Vice President within the U.S. branch of the laboratory testing segment and nucleic acid diagnostics business from June 1999 to May 2000. Hewett began his business career with Abbott Laboratories, advancing to the position of business unit manager in Abbott's therapeutic drug monitoring and transplant diagnostics business. Hewett received a Masters in Management degree from Northwestern University's J.L. Kellogg Graduate School of Management and a Bachelors of Science degree from the University of Virginia's McIntire School of Commerce.

     Concurrent with this appointment, the Company granted to Mr. Hewett a stock option to purchase 50,000 shares of the Company's common stock at an exercise price per share of $4.91, the closing price of Immunicon's common stock on Friday April 22, 2005. This option vests annually over a four year period. Other than his appointment and the stock option described above, the terms of Mr. Hewett's employment with the Company have not changed and are as described in the Company's Current Report on Form 8-K previously filed on October 13, 2004.

ITEM 7.01  REGULATION FD DISCLOSURE.

     On April 25, 2005, Immunicon Corporation issued a press release announcing that its Board of Directors has elected Byron D. Hewett as President and Chief Operating Officer. Concurrently, Mr. Erickson has notified the Board of his intention to step down as CEO on March 31, 2006. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

ITEM 9.01  EXHIBITS

      (c)  Exhibits.

           99.1 - Press release dated April 25, 2005

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMMUNICON CORPORATION


Date:  April 25, 2005                    By:    /s/ JAMES G. MURPHY
                                                --------------------------------
                                         Name:  James G. Murphy
                                         Title: Senior Vice President,
                                                Finance and Administration and
                                                Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER    DOCUMENT
--------------    ---------
99.1              Press release dated April 25, 2005.